EXHIBIT 99.1

SLS International Signs Agreement with Best Buy Co. to Nationally Distribute

Its Q Line Gold Home Theater System

Q Line Gold System to be Sold In Over 600 Best Buy Retail Stores

SPRINGFIELD, Mo., March 9 -- SLS International (Amex: SLS - News), the leading provider of premium quality sound systems for professional (recording studio, concert, etc.), cinema and home entertainment markets, today announced the Company has signed a Master Vendor Agreement with Best Buy Co., Inc. (NYSE: BBY - News), North America’s number-one specialty retailer of consumer electronics, personal computers, entertainment software and appliances, to distribute the new Q Line Gold Home Theater Surround Sound System, co-developed with 26-time Grammy winner Quincy Jones, in 618 Best Buy locations throughout the U.S. commencing in May, 2006.

The timing of the Q Line Gold System product offering in Best Buy stores coincides with its product debut on the series finale of “The Apprentice,” the popular reality show which stars Donald Trump and is produced by Mark Burnett Productions in association with Trump Productions LLC. The series finale is scheduled to air late May.

“This agreement with Best Buy represents a significant opportunity for national distribution for the Q Line Gold System. Best Buy’s position as the dominant retailer in the consumer electronics industry is the ideal distribution channel for us to promote the SLS brand and the new Q Line Gold Home Theater System to the broadest consumer market possible,” said John Gott, Chairman and CEO of SLS International. “Our success in the commercial sound industry as well as the endorsements that we have had in the past by world renowned stars such as Quincy Jones and Sting have now positioned us to establish a leading position in the consumer marketplace, with products that are not only cutting edge in technology and sound quality, but also very affordable for the general consumer. This is the first step towards expanding our distribution channels to widen our reach to the mass consumer market. We will continue to focus on product innovations that bring both value and sound excellence to the growing consumer demand for quality home theater systems.”

The Q Line Gold Home Theater Surround Sound System features 4 bookshelf satellite speakers and one center channel speaker, all utilizing SLS International’s PRD100 Planar Ribbon Drivers and woven Kevlar midrange drivers. To meet today’s demanding low frequency requirements, SLS has included a high excursion, self-powered subwoofer delivering accurate and controlled bass. A multi channel Dolby Digital/DTS surround sound receiver powers the system with 110 watts per channel featuring a built-in room balancing algorithm, component video throughput with video up scaling, on screen display, and a universal remote control. The system also includes a matching progressive scan DVD player that supports most of the industry standard formats including MP3. The anticipated selling price for the Q Line Gold System in Best Buy locations will be $799.00.

About Best Buy:

Best Buy Co., Inc. is an innovative Fortune 100 growth company that continually strives to create superior customer experiences. Through more than 930 retail stores across the United States and in Canada, employees connect customers with technology and entertainment products and services that make life easier and more fun. Best Buy sells consumer electronics, home-office products, entertainment software, appliances and related services. A Minneapolis-based company, operations include: Best Buy (BestBuy.com), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com) and Magnolia Audio Video (Magnoliaav.com). Best Buy supports communities through employee volunteerism and grants from The Best Buy Children’s Foundation.

About SLS:

Based in Ozark, Mo., SLS International, Inc. is a 30-year-old manufacturer and developer of new proprietary patent-pending ultra-high fidelity Ribbon Driver loudspeakers, patented Evenstar Digital Amplifiers and sound systems for the commercial, home entertainment, professional and music markets. SLS has perfected the ribbon-driver technology enabling their loudspeakers to achieve exceptional inner detail and accuracy with 20% to 30% less distortion of typical compression driver and dome tweeters. SLS speakers and systems are used in high-profile venues such as NBC/MSNBC’s 2002 and 2004 Olympics studios, the Recording Academy’s Grammy Producers

SoundTable events, and for the NAMM winter show, providing sound in the AVID Technology booth just to name a few. For more information, visit http://www.slsaudio.com.

Safe Harbor:

Matters discussed in this press release contain forward-looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.